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Exhibit 3.2

                      Electronic Articles of Incorporation
                                       For
                          CHINA SOUTHEN BIO-PHAMA, INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:


Article I

The name of the corporation is:
         CHINA SOUTHEN BIO-PHAMA, INC.

Article II

The principal place of business address:
         9858 GLADES ROAD
         #213
         BOCA RATON, FL. 33434

The mailing address of the corporation is:
         9858 GLADES ROAD
         #213
         BOCA BATON, FL. 33434


Article III

The purpose for which this corporation is organized is:
ANY AND ALL LAWFUL BUSINESS.


Article IV

The number of shares the corporation is authorized to issue is:
         200,000,000

Article V

The name and Florida street address of the registered agent is:
         JAMES WANG
         5301 N. FEDERAL HIGHWAY SUITE 120
         BOCA RATON, FL. 33487

I certify that I am familiar with and accept the responsibilities of registered agent.

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Registered Agent Signature: JAMES WANG

Article VI
The name and address of the incorporator is:
         JAMES WANG
         5301 N. FEDERAL HIGHWAY SUITE 120
         BOCA RATON, FL 33487
Incorporator Signature: JAMES WANG



Article VII

The initial officer(s) and/or director(s) of the corporation is/are:
         Title: P
         TUANJAI ZHOU
         9858 GLADES ROAD, #213
         BOCA RATON, FL. 33434 US

         Title: VP
         YONGKANG ZHOU
         9858 GLADES ROAD, #213
         BOCA RATON, FL. 33487

Article VIII

The effective date for this corporation shall be:02/10/2006